                                                                    EXHIBIT 10.3

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                               SERVICES AGREEMENT

                                     AMONG

                       EL PASO PRODUCTION HOLDING COMPANY

                    AND EL PASO PRODUCTION OIL & GAS COMPANY



================================================================================

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ..........................................................1
        1.01    Definitions ....................................................1
        1.02    Construction ...................................................2

ARTICLE II RETENTION OF EPPHC; SCOPE OF SERVICES ...............................2
        2.01    Retention of EPPHC .............................................2
        2.02    Scope of Services ..............................................2
        2.03    Exclusion or Addition of Services ..............................3
        2.04    Performance of Services by Affiliates ..........................3
        2.05    Intellectual Property ..........................................3

ARTICLE III BOOKS, RECORDS AND REPORTING .......................................3
        3.01    Books and Records ..............................................3
        3.02    Audits .........................................................3
        3.03    Reports ........................................................4

ARTICLE IV REIMBURSEMENT AMOUNT ................................................4
        4.01    Reimbursement Amount ...........................................4
        4.02    Disputed Charges ...............................................4
        4.03    Set Off ........................................................4

ARTICLE V FORCE MAJEURE ........................................................4
        5.01    Force Majeure ..................................................4

ARTICLE VI ASSIGNMENTS, SUBCONTRACTS AND PERFORMANCE OF SERVICES ...............5
        6.01    Assignments ....................................................5
        6.02    EPPHC's Employees ..............................................5
        6.03    Performance of Services ........................................5

ARTICLE VII LIMITATION ON LIABILITY ............................................5
        7.01    Limitation of Liability ........................................5
        7.02    Subrogation of Rights ..........................................5

ARTICLE VIII DISPUTE RESOLUTION ................................................6
        8.01    Disputes .......................................................6
        8.02    Negotiation to Resolve Disputes ................................6
        8.03    Selection of Arbitrator ........................................6
        8.04    Conduct of Arbitration .........................................7

ARTICLE IX TERMINATION .........................................................7
        9.01    Termination ....................................................7
        9.02    Effect of Termination ..........................................7

ARTICLE X GENERAL PROVISIONS ...................................................8
        10.01   Notices ........................................................8
        10.02   Entire Agreement; Superseding Effect ...........................8
        10.03   Effect of Waiver of Consent ....................................8
        10.04   Amendment or Restatement .......................................9
        10.05   Restriction on Assignment; Binding Effect ......................9
        10.06   Governing Law; Severability ....................................9

        10.07   Further Assurances .............................................9
        10.08   Directly or Indirectly .........................................9
        10.09   Counterparts ...................................................9

                               SERVICES AGREEMENT

         This Services Agreement (this "Agreement") is entered into as of the 23rd day of May, 2003 (the "Effective Date"), by El Paso Production Holding Company, a Delaware corporation ("EPPHC") and EL PASO PRODUCTION OIL & GAS COMPANY, a Delaware corporation ("EPPOG", and collectively with EPPHC, the "Parties").

                                    RECITALS

         A. EPPOG desires to engage EPPHC to provide certain services incidental to the conduct of EPPOG's businesses; and

         B. EPPHC is willing to undertake such engagement, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, EPPOG and EPPHC agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

         "AFFILIATE" shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" is defined in the introductory paragraph.

         "ARBITRATION NOTICE" is defined in Section 8.02 (c).

         "ARBITRATOR" is defined in Section 8.03(a).

         "DEFAULT RATE" shall mean an interest rate (which shall in no event be higher than the rate permitted by applicable law) equal to 300 basis points over LIBOR.

         "DISPUTE" is defined in Section 8.01.

         "EFFECTIVE DATE" is defined in the introductory paragraph.

         "EPPHC" is defined in the introductory paragraph.

         "EPPOG" is defined in the introductory paragraph.

         "FORCE MAJEURE" shall mean any cause beyond the reasonable control of a Party, including the following causes (unless they are within such Party's reasonable control): including, without limitation, acts of God, strikes, lockouts, acts of the public enemy, wars or warlike action (whether actual or impending), arrests and other restraints of government (civil or military), blockades, embargoes, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, sabotage, tornadoes, named tropical storms and hurricanes, and floods, civil disturbances, terrorism, mechanical breakdown of machinery or equipment, explosions, confiscation or seizure by any government or other public authority, any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.

         "PARTICIPANTS" is defined in Section 8.01.

         "PARTIES" is defined in the introductory paragraph.

         "PERSON" means any individual, corporation, partnership, joint venture, trust, limited liability company, association, unincorporated organization or other entity.

         "REIMBURSEMENT AMOUNT" is defined in Section 4.01.

         "SERVICES" is defined in Section 2.02.

         "SETTLEMENT DATE" shall mean the 30th day of each calendar month for the preceding month. In the event the 30th day falls on a Saturday or a bank holiday other than a Monday, the "Settlement Date" shall be the immediately preceding bank day. In the event the 30th day falls on a Sunday or Monday bank holiday, the "Settlement Date" shall be the following bank day.

         Other terms defined herein have the meanings so given them.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; and (d) references to money refer to legal currency of the United States of America.

                                   ARTICLE II
                     RETENTION OF EPPHC; SCOPE OF SERVICES

         2.01 RETENTION OF EPPHC. (a) EPPOG hereby engages EPPHC to perform the Services (as defined below) and to provide all employees and any facilities and equipment not otherwise provided by EPPOG necessary to perform the Services. EPPHC hereby accepts such engagement and agrees to perform the Services and to provide any facilities and equipment not otherwise provided by EPPOG, and to provide all employees necessary to perform the Services.

         2.02 SCOPE OF SERVICES. The "Services" shall consist of the services described on Exhibit 1 hereto as related to EPPOG's business. The Services shall be provided by EPPHC as directed by the officers of EPPOG.

         2.03 EXCLUSION OR ADDITION OF SERVICES. Upon mutual agreement of the Parties, any particular service may be temporarily or permanently excluded from or added to the scope of the Services.

         2.04 PERFORMANCE OF SERVICES BY AFFILIATES. The Parties hereby agree that in discharging its obligations hereunder, EPPHC may engage any of its Affiliates to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Affiliate shall be treated as if EPPHC performed such Services itself. Notwithstanding the foregoing and with the exception of Services excluded pursuant to Section 2.03 above, nothing contained herein shall relieve EPPHC of its obligations hereunder.

         2.05 INTELLECTUAL PROPERTY.

               (a) Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed by EPPHC, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of EPPHC; provided, however, that EPPOG shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and further provided, however, that EPPOG shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to EPPHC by any Person other than an Affiliate of EPPHC. Notwithstanding the foregoing, EPPHC will use all commercially reasonable efforts to grant such right and license to EPPOG.

               (b) EPPOG hereby grants to EPPHC and its Affiliates an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use, during the term of this Agreement, any intellectual property provided by EPPOG to EPPHC, but only to the extent such use is necessary for the performance of the Services. EPPHC agrees that it and its Affiliates will utilize such intellectual property solely in connection with the performance of the Services.

                                   ARTICLE III
                          BOOKS, RECORDS AND REPORTING

         3.01 BOOKS AND RECORDS. EPPHC shall maintain accurate books and records regarding the performance of the Services and its calculation of the Reimbursement Amount (as defined below), and shall maintain such books and records for the period required by applicable accounting practices or law.

         3.02 AUDITS. EPPOG shall have the right, upon reasonable notice, and at all reasonable times during usual business hours, to audit, examine and make copies of the books and records referred to in Section 3.01. Such right may be exercised through any agent or employee of EPPOG designated in writing by it or by an independent public accountant, engineer or attorney so designated by EPPOG. EPPOG shall bear all costs and expenses incurred in any inspection, examination or audit. EPPHC shall review and respond in a timely manner to any claims or inquiries made by EPPOG regarding matters revealed by any such inspection, examination or audit.

         3.03 REPORTS. EPPHC shall prepare and deliver to EPPOG any reports provided for in this Agreement and such other reports as EPPOG may request from time to time regarding the performance of the Services.

                                   ARTICLE IV
                              REIMBURSEMENT AMOUNT

         4.01 REIMBURSEMENT AMOUNT. Within five (5) days after the end of each calendar month, EPPHC shall charge EPPOG an amount equal to the estimated fees associated with the Services performed by EPPHC on behalf of EPPOG (the "Reimbursement Amount"). The Reimbursement Amount shall be calculated on a reasonable basis consistent with EPPHC's internal cost systems and shall include direct and indirect expenses and general and administrative overhead expenses related to the Services. The Reimbursement Amount shall be revised periodically to the extent the actual costs incurred are greater or less than the estimated fees by 10% or more. On or before the Settlement Date, EPPOG shall pay to EPPHC in immediately available funds the full Reimbursement Amount due by transfer of funds via the cash management accounts.

         4.02 DISPUTED CHARGES. EPPOG MAY, WITHIN ONE (1) YEAR AFTER RECEIPT OF THE INTERCOMPANY ACCOUNT CHARGE WITH RESPECT TO A REIMBURSEMENT AMOUNT FROM EPPHC, TAKE WRITTEN EXCEPTION TO SUCH CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST INCURRED BY EPPHC IN CONNECTION WITH THE SERVICES. EPPOG SHALL NEVERTHELESS PAY IN FULL WHEN DUE THE FULL REIMBURSEMENT AMOUNT CHARGED TO EPPOG BY EPPHC. SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF EPPOG TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO CHARGED. HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED IN ACCORDANCE WITH ARTICLE VIII NOT TO BE A REASONABLE COST INCURRED BY EPPHC IN CONNECTION WITH ITS PROVIDING THE SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY EPPHC TO EPPOG TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE DURING THE PERIOD FROM THE DATE OF PAYMENT BY EPPOG TO THE DATE OF REFUND BY EPPHC.

         4.03 SET OFF. In the event that EPPHC owes EPPOG an amount under any other agreement between the Parties, then any such amounts shall be aggregated and EPPOG and EPPHC shall discharge their obligations by netting those amounts against any amounts owed by EPPOG to EPPHC under this Agreement. If EPPOG or EPPHC owes the other Party a greater aggregate amount, that Party shall pay to the other Party the difference between the amounts owed.

                                   ARTICLE V
                                 FORCE MAJEURE

         5.01 FORCE MAJEURE. A Party's obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force

Majeure; provided, however, that a Party shall not be excused by Force Majeure from any obligation to pay money. The Party that is prevented from performing its obligation by reason of Force Majeure shall promptly notify the other Parties of that fact and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, a Party is not required to settle any strike, lockout or other labor dispute in which it may be involved; provided, however, that, in the event of a strike, lockout or other labor dispute affecting EPPHC, EPPHC shall use reasonable efforts to continue to perform all obligations hereunder by utilizing its management personnel and that of its Affiliates.

                                   ARTICLE VI
              ASSIGNMENTS, SUBCONTRACTS AND PERFORMANCE OF SERVICES

         6.01 ASSIGNMENTS.

               (a) Without the prior consent of EPPHC, EPPOG may not sell, assign, transfer or convey any of its rights, or delegate any of its obligations, under this Agreement to any Person.

               (b) Without the prior consent of EPPOG, EPPHC may not sell, assign, transfer or convey of any of its rights, or delegate any of its obligations, under this Agreement to any Person, other than the delegation of performance of Services to an Affiliate of EPPHC as permitted by Section 2.04.

         6.02 EPPHC'S EMPLOYEES. EPPOG shall not be obligated to pay to EPPHC's employees directly any compensation, salaries, wages, bonuses, benefits, social security taxes, workers' compensation insurance, retirement and insurance benefits, training and other such expenses.

         6.03 PERFORMANCE OF SERVICES. Subject to the other provisions hereof, EPPHC agrees to use its reasonable efforts to perform all services in a reasonable, prudent and timely manner.

                                   ARTICLE VII
                             LIMITATION ON LIABILITY

         7.01 LIMITATION OF LIABILITY. In no event shall either EPPHC or EPPOG have any liability to the other for any incidental, indirect, special or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages.

         7.02 SUBROGATION OF RIGHTS. In the event any liability arises from the performance of Services hereunder by a third party contractor, EPPOG shall be subrogated to such rights, if any, as EPPHC may have against such third party contractor with respect to the Services provided by such third party contractor to or for the benefit of EPPOG.

                                  ARTICLE VIII
                               DISPUTE RESOLUTION


         8.01 DISPUTES. This Article VIII shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) the applicability of this Article VIII to a particular dispute (collectively, a "Dispute"). The provisions of this Article VIII shall be the exclusive method of resolving Disputes. For purposes of this Article VIII, each of EPPHC and EPPOG shall be a "Participant".

         8.02 NEGOTIATION TO RESOLVE DISPUTES. If a Dispute arises which is not resolved in thirty (30) days, the Participants shall attempt to resolve such Dispute through the following procedure:

               (a) first, an executive officer of EPPHC and an executive officer of EPPOG shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute;

               (b) second, if the Dispute is still unresolved after twenty (20) days following the commencement of the negotiations described in Section 8.02(a), then the chief executive officers of EPPHC and EPPOG will promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

               (c) third, if the Dispute is still unresolved after ten (10) days following the commencement of the negotiations described in Section 8.02(b), then any Participant may submit such Dispute to binding arbitration under this
Article VII by notifying the other Participant (an "Arbitration Notice").

         8.03 SELECTION OF ARBITRATOR.

               (a) Any arbitration conducted under this Article VIII shall be heard by a sole arbitrator (the "Arbitrator") selected in accordance with this
Section 8.03. Each Participant and each proposed Arbitrator shall disclose to the other Participants any business, personal or other relationship or affiliation that may exist between such Participant and such proposed Arbitrator, and any Participant may disapprove of such proposed Arbitrator on the basis of such relationship or affiliation.

               (b) The Participant that submits a Dispute to arbitration shall designate a proposed Arbitrator in its Arbitration Notice. If any other Participant objects to such proposed Arbitrator, it may, on or before the tenth
(10th) day following delivery of the Arbitration Notice, notify the other Participants of such objection. The Participants shall attempt to agree upon a mutually-acceptable Arbitrator. If they are unable to do so within twenty (20) days following delivery of the notice described in the immediately-preceding sentence, any Participant may request the American Arbitration Association ("AAA") to designate the Arbitrator. If the Arbitrator so chosen shall die, resign or otherwise fail or becomes unable to serve as Arbitrator, a replacement Arbitrator shall be chosen in accordance with this Section 8.03.

         8.04 CONDUCT OF ARBITRATION. The Arbitrator shall expeditiously (and, if possible, within ninety (90) days after the Arbitrator's selection) hear and decide all matters concerning the Dispute. Except as the Participants agree otherwise, arbitration hearing shall be held in the City of Houston, Texas. Except as the Participants agree otherwise, the arbitration shall be conducted in accordance with the then-current Commercial Arbitration Rules of the AAA (excluding rules governing the payment of arbitration, administrative or other fees or expenses to the Arbitrator or the AAA), to the extent that such rules do not conflict with the terms of this Agreement. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power (a) to gather such materials, information, testimony and evidence in the manner as it deems appropriate relevant to the dispute before it (and each Participant will provide such materials, information, testimony and evidence requested by the Arbitrator, except to the extent any information so requested is proprietary, subject to a third-party confidentiality restriction or to an attorney-client or other privilege) and (b) to grant injunctive relief and enforce specific performance. If it deems necessary, the Arbitrator may propose to the Participants that one or more other experts be retained to assist it in resolving the Dispute. The retention of such other experts shall require the unanimous consent of the Participants, which shall not be unreasonably withheld. Each Participant, the Arbitrator and any proposed expert shall disclose to each other any business, personal or other relationship or affiliation that may exist between such Participant (or the Arbitrator) and such proposed expert; and any Participant may disapprove of such proposed expert on the basis of such relationship or affiliation. The decision of the Arbitrator (which shall be rendered in writing) shall be final, nonappealable and binding upon the Participants and may be enforced in any court of competent jurisdiction; provided that the Participants agree that the Arbitrator and any court enforcing the award of the Arbitrator shall not have the right or authority to award punitive or exemplary damages to any Participant. The responsibility for paying the costs and expenses of the arbitration, including compensation to the Arbitrator and any experts retained by the Arbitrator, shall be allocated between the Participants in a manner determined by the Arbitrator to be fair and reasonable under the circumstances. Each Participant shall be responsible for the fees and expenses of its respective counsel, consultants and witnesses, unless the Arbitrator determines that compelling reasons exist for allocating all or a portion of such costs and expenses in another manner. Any costs or expenses incurred by a Participant(s) in enforcing any award of the Arbitrator shall be borne by the Participant challenging the enforcement.

                                   ARTICLE IX
                                   TERMINATION

         9.01 TERMINATION.

               (a) Either EPPHC or EPPOG may terminate this Agreement at any time by giving notice of such termination to the other party. Any such termination shall become effective thirty (30) days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be mutually agreed upon by EPPHC and EPPOG.

         9.02 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with Section 9.01, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement; (b) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (c) the obligation to pay any portion of the Reimbursement Amount that has accrued prior to such termination, even if such portion has not become due and payable at that time.

                                    ARTICLE X
                               GENERAL PROVISIONS

         10.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to EPPHC must be sent to or made at the address given below for EPPHC, or such other address as EPPHC may specify by notice to EPPOG. All notices, requests and consents (including copies thereof) to be sent to EPPOG must be sent to or made at the address given below for EPPOG.

        Address for Notices:

        If to EPPOG, to:

        EL PASO PRODUCTION OIL & GAS COMPANY
        Nine Greenway Plaza
        Houston, Texas 77046
        Attention:  Director of Finance - Reporting
        Facsimile:  (832) 676-1608

        If to EPPHC, to:

        El Paso Production Holding Company
        Nine Greenway Plaza
        Houston, Texas 77046
        Attention:  Director of Finance - Reporting
        Facsimile:  (832) 676-1608

        10.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

        10.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this

Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

         10.04 AMENDMENT OR RESTATEMENT. This Agreement may be amended or restated only by a written instrument executed by each of the Parties.

         10.05 RESTRICTION ON ASSIGNMENT; BINDING EFFECT. Subject to Article VI, this Agreement is binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

         10.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE CONSTRUCTION OR THE INTERPRETATION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         10.07 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         10.08 DIRECTLY OR INDIRECTLY. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.

         10.09 COUNTERPARTS. This Agreement may be executed in counterparts with the same effect as if each signing party had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.



                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.


                                        EL PASO PRODUCTION HOLDING
                                        COMPANY

                                        By: /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                        Name: Gene T. Waguespack
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        EL PASO PRODUCTION OIL & GAS
                                        COMPANY

                                        By: /s/ GENE T. WAGUESPACK
                                            ------------------------------------
                                        Name: Gene T. Waguespack
                                              ----------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                   EXHIBIT 1

         The Services shall include any services necessary for the operation of the Assets and shall include, without limitation, services related to:

         1.    Accounting and Audit

         2.    Accounts Payable

         3.    Aviation

         4.    Benefits and Human Resources Administration

         5.    Bonds (performance, appeal, environmental, surety)

         6.    Building Services

         7.    Cash Management

         8.    Corporate Finance

         9.    Debt Administration

         10.   Employee Health and Safety

         11.   Equity Plan

         12.   Government and Public Relations

         13.   Information Technology

         14.   Insurance

         15.   Legal Services

         16.   Material Management

         17.   Security Services

         18.   Tax and Treasury

         19.   Trade Finance


                               Exhibit 1 - Page 1